Exhibit 5.1

                            McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                 (212)448-1100
                               FAX (212)448-0066



                                                April 23, 1998

United States Securities & Exchange Commission
450 Fifth Street NW
Washington, DC  20549

                  Re:      Alydaar Software Corporation

Gentlepersons:

                  Reference  is made to the  Registration  Statement on Form S-8
(the  "Registration   Statement"),   filed  with  the  Securities  and  Exchange
Commission by Alydaar Software Corporation (the "Company").

                  We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we deemed appropriate as to the basis for the opinions hereinafter expressed. We express no opinion with respect to the laws of the State of North Carolina, the Company's state of incorporation.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina.

                  2. The 2,000,000 shares of Common Stock (the subject of this Registration Statement) subject to the exercise of options pursuant to the Alydaar Software Corporation Omnibus Stock Plan will, upon issuance and the payment of the consideration provided by such options, be validly issued, fully paid and non-assessable.

                  In addition, we hereby consent to the reference to this Firm into this Registration Statement and to the filing of this opinion as an Exhibit to this Registration Statement.

                                              Very truly yours,

                                              /s/ McLaughlin & Stern, LLP
                                              MCLAUGHLIN & STERN, LLP
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